Exhibit 99.1

Tenet Reports Results for the Second Quarter Ended June 30, 2019

•
Tenet reported net income from continuing operations attributable to Tenet common shareholders of $15 million or $0.14 per diluted share in the second quarter of 2019 compared to $24 million or $0.23 per diluted share in the second quarter of 2018.

•
Adjusted diluted earnings per share from continuing operations were $0.56 in the second quarter of 2019, above the midpoint of the Company’s Outlook and compared to $0.49 in the second quarter of 2018.

•
Adjusted EBITDA for the second quarter of 2019 was $657 million, which was above the midpoint of the Company’s Outlook. Adjusted EBITDA consisted of $347 million in the Hospital Operations and other segment, $207 million in the Ambulatory Care segment and $103 million in the Conifer segment.

•
Hospital segment same-hospital net patient service revenues grew 5.7 percent in the second quarter of 2019: admissions increased 3.3 percent, adjusted admissions increased 2.2 percent and net revenue per adjusted admission increased 3.4 percent.

•
Ambulatory Care segment same-facility system-wide surgical revenue grew 5.2 percent in the second quarter of 2019, with surgical cases up 2.6 percent and surgical revenue per case up 2.5 percent. Adjusted EBITDA less facility-level noncontrolling interest increased 9.1 percent.

•
Conifer’s Adjusted EBITDA grew 13.2 percent and margins increased 540 basis points to 29.0 percent reflecting ongoing improvements in its cost structure. Conifer’s revenues decreased 8.0 percent in the second quarter of 2019 primarily as a result of divestitures by Tenet and other customers.

•	Updating 2019 Outlook for net income and earnings per share; reiterating previously provided 2019 Outlook for revenue, Adjusted EBITDA, Adjusted EPS and Adjusted Free Cash Flow.

DALLAS — Aug. 5, 2019 — Tenet Healthcare Corporation (NYSE: THC) reported net income from continuing operations attributable to Tenet common shareholders of $15 million in the second quarter of 2019 compared to net income of $24 million in the second quarter of 2018. Adjusted EBITDA was $657 million in the second quarter of 2019 above the midpoint of the Company’s Outlook range of $625 million to $675 million.

Ronald A. Rittenmeyer, Executive Chairman and CEO, said, “We delivered another strong quarter which included a very meaningful improvement in volume growth in our hospital portfolio, continued volume and earnings growth at USPI and strong financial results at Conifer. We are continuing to take appropriate actions to improve our cost structure and our focus on improving volume growth is showing results.”

Results for the Quarter Ended June 30, 2019

Tenet reported net income from continuing operations attributable to Tenet common shareholders of $15 million, or $0.14 per diluted share, in the second quarter of 2019 compared to net income of $24 million, or $0.23 per diluted share, in the second quarter of 2018.

After adjusting for the items listed on Table #2, Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $59 million, or $0.56 per diluted share, in the second quarter of 2019, compared to $51 million, or $0.49 per diluted share, in the second quarter of 2018.

Adjusted EBITDA was $657 million in the second quarter of 2019 compared to $634 million in the second quarter of 2018, an increase of 3.6 percent. Results in the second quarter of 2019 included $13 million of additional expense in the Hospital Operations and other segment due to a decline in the treasury rate utilized to discount our actuarial liabilities compared to a $4 million benefit in the second quarter of 2018.

Reconciliations of GAAP net income available (loss attributable) to Tenet common shareholders to Adjusted net income available (loss attributable) from continuing operations, Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA are contained in Tables #1 and #2 at the end of this release.

Hospital Operations and Other Segment

Net operating revenues in the Hospital Operations and other segment were $3.827 billion in the second quarter of 2019, up 2.5 percent from the second quarter of 2018. The increase in revenue was primarily due to revenue growth on a same-hospital basis, partially offset by hospital divestitures.

On a same-hospital basis, net patient service revenues were $3.547 billion in the second quarter of 2019, up 5.7 percent from the second quarter of 2018. Admissions increased 3.3 percent on a same-hospital basis, adjusted admissions increased 2.2 percent and revenue per adjusted admission increased 3.4 percent.

Adjusted EBITDA in Tenet’s hospital segment was $347 million in the second quarter of 2019 compared to $345 million in the second quarter of 2018.

Selected operating expenses in the Hospital Operations and other segment increased 3.5 percent on a per adjusted admission basis in the second quarter of 2019. Selected operating expenses include salaries, wages and benefits, supplies and other operating expenses and exclude the costs of the Company’s health plan businesses. Salaries, wages and benefits increased 3.4 percent per adjusted admission in the second quarter of 2019, supply expense increased 1.2 percent and other operating expenses increased 5.3 percent.

Ambulatory Care Segment

The Ambulatory Care segment produced net operating revenues of $524 million in the second quarter of 2019, a decrease of 1.3 percent compared to $531 million in the second quarter of 2018. The decline in revenue was due to the divestiture of Aspen Healthcare, the Company’s former business in the U.K. that was sold in the third quarter of 2018. Aspen generated $47 million of revenue and $7 million of Adjusted EBITDA and Adjusted EBITDA less facility-level noncontrolling interest in the second quarter of 2018. After normalizing for the divestiture of Aspen, the Ambulatory Care segment generated Adjusted EBITDA of $207 million in the second quarter of 2019, up 8.4 percent from $191 million in the second quarter of 2018 and Adjusted EBITDA less facility-level noncontrolling interest was $132 million, up 9.1 percent from $121 million in the second quarter of 2018.

The results of many of the facilities in which the Ambulatory Care segment has an investment are not consolidated by Tenet (of the 344 facilities at June 30, 2019, the results of 112 were accounted for under the equity method for unconsolidated affiliates). To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities. On a same-facility system-wide basis, revenue in the Ambulatory Care segment increased 5.3 percent in the second quarter of 2019, with cases increasing 3.2 percent and revenue per case increasing 2.0 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory segment, same-facility system-wide revenue grew 5.2 percent in the second quarter of 2019, with cases up 2.6 percent and revenue per case up 2.5 percent.

Conifer Segment

Conifer generated $103 million of Adjusted EBITDA in the second quarter of 2019, up 13.2 percent from $91 million in the second quarter of 2018. Adjusted EBITDA margins increased 540 basis points to 29.0 percent, reflecting ongoing improvements in Conifer’s cost structure as well as $13 million of annual service performance incentive revenues from customers that were recognized in the second quarter of 2019.

During the second quarter of 2019, Conifer’s revenue declined 8.0 percent to $355 million, from $386 million in the second quarter of 2018, primarily due to client attrition following divestitures by Tenet and other customers. Revenue from third-party customers declined 13.6 percent to $209 million in the second quarter of 2019.

Results for the Six Months Ended June 30, 2019

Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $12 million, or $0.12 per diluted share, in the first half of 2019 compared to net income of $122 million, or $1.18 per diluted share, in the first half of 2018. The 2019 period included a $47 million pre-tax loss from the extinguishment of debt or $0.45 per diluted share. The 2018 period included a $118 million pre-tax gain, or $1.15 per diluted share, from the sales, consolidation and deconsolidation of facilities.

After adjusting for the items listed on Table #2, Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $115 million, or $1.10 per diluted share, in the first half of 2019, compared to $110 million, or $1.06 per diluted share, in the first half of 2018.

Adjusted EBITDA was $1.270 billion in the first half of 2019 compared to $1.299 billion in the first half of 2018, a decline of $29 million or 2.2 percent. The decline was primarily attributable to: (i) a $37 million year-over-year increase in expense due to a decline in the treasury rate used to discount the Company’s actuarial liabilities; (ii) $15 million of lower earnings related to a risk-based contracting business in California; and, (iii) the divestiture of Aspen Healthcare, which generated $14 million of Adjusted EBITDA in the first half of 2018.

Hospital Operations and Other Segment

Net operating revenues in the Hospital Operations and other segment were $7.689 billion in the first half of 2019, essentially flat with the first half of 2018.

On a same-hospital basis, net patient service revenues were $7.104 billion in the first half of 2019, up 3.7 percent from the first half of 2018. Admissions increased 1.6 percent on a same-hospital basis in the first half of 2019, adjusted admissions increased 1.4 percent and revenue per adjusted admission increased 2.3 percent.

Adjusted EBITDA in Tenet’s hospital segment was $684 million in the first half of 2019 compared to $747 million in the first half of 2018. The $63 million decline was primarily due to: (i) a $37 million year-over-year increase in expense due to a decline in the treasury rate used to discount the Company’s actuarial liabilities; and, (ii) $15 million of lower earnings related to a risk-based contracting business in California.

Selected operating expenses in the Hospital Operations and other segment increased 3.7 percent on a per adjusted admission basis in the first half of 2019. Selected operating expenses include salaries, wages and benefits, supplies and other operating expenses and exclude the costs of the Company’s health plan businesses. Salaries, wages and benefits increased 3.1 percent per adjusted admission in the first half of 2019, supply expense increased 0.6 percent and other operating expenses increased 7.3 percent.

Ambulatory Care Segment

The Ambulatory Care segment produced net operating revenues of $1.004 billion in the first half of 2019, a decrease of 2.4 percent compared to $1.029 billion in the first half of 2018. The decline in revenue was due to the divestiture of Aspen Healthcare, the Company’s former business in the U.K. that was sold in the third quarter of 2018. Aspen generated $96 million of revenue and $14 million of Adjusted EBITDA and Adjusted EBITDA less facility-level noncontrolling interest in the first half of 2018. After normalizing for the divestiture of Aspen, the Ambulatory Care segment generated Adjusted EBITDA of $384 million in the first half of 2019, up 10.0 percent from $349 million in the first half of 2018 and Adjusted EBITDA less facility-level noncontrolling interest was $244 million, up 9.4 percent from $223 million in the first half of 2018.

On a same-facility system-wide basis, revenue in the Ambulatory Care segment increased 4.8 percent in the first half of 2019, with cases increasing 2.1 percent and revenue per case increasing 2.7 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory segment, same-facility system-wide revenue grew 4.7 percent in the first half of 2019, with cases up 2.7 percent and revenue per case up 2.0 percent.

Conifer Segment

Conifer generated $202 million of Adjusted EBITDA in the first half of 2019, up 6.9 percent from $189 million in the first half of 2018. Adjusted EBITDA margins increased 480 basis points to 28.7 percent, reflecting ongoing improvements in Conifer’s cost structure.

During the first half of 2019, Conifer’s revenue declined 10.9 percent to $704 million, from $790 million in the first half of 2018 primarily due to client attrition following divestitures by Tenet and other customers. Revenue from third-party customers declined 16.9 percent to $412 million in the first half of 2019.

Cash Flow and Liquidity

Cash and cash equivalents were $249 million at June 30, 2019 compared to $252 million at March 31, 2019. The Company had $190 million of outstanding borrowings on its $1 billion credit line as of June 30, 2019. Accounts receivable days outstanding from continuing operations were 58.4 at June 30, 2019 compared to 58.6 at March 31, 2019.

Net cash provided by operating activities was $294 million in the first half of 2019, representing a $167 million decrease compared to $461 million in the first half of 2018. After subtracting $336 million and $268 million of capital expenditures in the first half of 2019 and 2018, respectively, Free Cash Flow was an outflow of $42 million in the first half of 2019, a decrease of $235 million compared to Free Cash Flow of $193 million in the first half of 2018. Adjusted Free Cash Flow was $43 million in the first half of 2019, representing a $216 million decrease from $259 million of Adjusted Free Cash Flow in the first half of 2018.

Net cash used in investing activities was $303 million in the first half of 2019 compared to $225 million of net cash provided by investing activities in the first half of 2018. Results in the first half of 2019 included $66 million of proceeds from the sales of facilities, long-term investments and other assets compared to $624 million in the first half of 2018.

Net cash used in financing activities was $153 million in the first half of 2019 compared to $894 million used in the first half of 2018 when the Company invested $630 million in cash to increase its ownership in USPI from 80% to 95%.

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

Outlook

The Company’s Outlook for 2019 includes:

•	Revenue of $18.0 billion to $18.4 billion,

•	Net income from continuing operations available to Tenet common shareholders of $16 million to $116 million,

•	Adjusted EBITDA of $2.650 billion to $2.750 billion,

•	Net cash provided by operating activities of $1.070 billion to $1.375 billion,

•	Adjusted Free Cash Flow of $600 million to $800 million,

•	Diluted earnings per share from continuing operations of $0.15 to $1.09, and

•	Adjusted diluted earnings per share from continuing operations of $2.08 to $2.59.

The Outlook for 2019 assumes California Provider Fee revenues of approximately $260 million, equity in earnings of unconsolidated affiliates of $180 million to $190 million, depreciation and amortization expense of $820 million to $840 million, interest expense of $985 million to $995 million, net income available to noncontrolling interests of $410 million to $430 million and an average diluted share count of 106 million.

The Company’s Outlook for the third quarter of 2019 includes:

•	Revenue of $4.300 billion to $4.600 billion,

•	Net income available (loss attributable) from continuing operations to Tenet common shareholders ranging from a loss of $(16) million to income of $21 million,

•	Adjusted EBITDA of $600 million to $650 million,

•	Diluted earnings (loss) per share from continuing operations ranging from a loss of $(0.15) per share to earnings of $0.20 per share, and

•	Adjusted diluted earnings per share from continuing operations ranging from $0.23 to $0.48.

The Outlook for the third quarter assumes California Provider Fee revenues of approximately $65 million, equity in earnings of unconsolidated affiliates of $40 million to $45 million, depreciation and amortization expense of $200 million to $210 million, interest expense of $240 million to $250 million, net income available to noncontrolling interests of $95 million to $105 million, and an average diluted share count of 106 million.

Additional details on Tenet’s Outlook for both the third quarter and calendar year 2019 are available in Tables #4, #5 and #6 at the end of this press release and in an accompanying slide presentation that will be accessible through the Company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss the Company’s second quarter 2019 results on a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on August 6, 2019. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, will be available on the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-Q report for the period ended June 30, 2019, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, Adjusted diluted earnings (loss) per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measures are contained in the tables at the end of this release.

Tenet Healthcare Corporation (NYSE: THC) is a national diversified healthcare services company headquartered in Dallas with 110,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other outpatient facilities. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. At the center of everything we do is a commitment to deliver the right care, in the right place, at the right time, and to continually improve and advance the healthcare delivery system in the markets we serve. For more information, please visit www.tenethealth.com.
# # #

Investor Contact Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2018, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended June 30,
	2019	%	2018	%	Change
Net operating revenues	$4,560	100.0%	$4,506	100.0%	1.2%
Equity in earnings of unconsolidated affiliates	42	0.9%	39	0.9%	7.7%
Operating expenses:
Salaries, wages and benefits	2,148	47.1%	2,135	47.4%	0.6%
Supplies	753	16.5%	748	16.6%	0.7%
Other operating expenses, net	1,044	22.9%	1,027	22.8%	1.7%
Electronic health record incentives	—	—%	—	—%	—%
Depreciation and amortization	214	4.7%	194	4.3%
Impairment and restructuring charges, and acquisition-related costs	36	0.8%	30	0.7%
Litigation and investigation costs	18	0.4%	13	0.3%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	1	—%	(8)	(0.2)%
Operating income	388	8.5%	406	9.0%
Interest expense	(247)		(254)
Other non-operating expense, net	(1)		(1)
Loss from early extinguishment of debt	—		(1)
Income from continuing operations, before income taxes	140		150
Income tax expense	(30)		(44)
Income from continuing operations, before discontinued operations	110		106
Discontinued operations:
Income from operations	2		2
Income tax expense	—		—
Income from discontinued operations	2		2
Net income	112		108
Less: Net income available to noncontrolling interests	95		82
Net income available to Tenet Healthcare Corporation common shareholders	$17		$26
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$15		$24
Income from discontinued operations, net of tax	2		2
Net income available to Tenet Healthcare Corporation common shareholders	$17		$26
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.15		$0.23
Discontinued operations	0.02		0.02
	$0.17		$0.25
Diluted
Continuing operations	$0.14		$0.23
Discontinued operations	0.02		0.02
	$0.16		$0.25
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	103,198		102,147
Diluted*	104,629		104,177

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Six Months Ended June 30,
	2019	%	2018	%	Change
Net operating revenues	$9,105	100.0%	$9,205	100.0%	(1.1)%
Equity in earnings of unconsolidated affiliates	76	0.8%	64	0.7%	18.8%
Operating expenses:
Salaries, wages and benefits	4,301	47.3%	4,362	47.5%	(1.4)%
Supplies	1,494	16.4%	1,522	16.5%	(1.8)%
Other operating expenses, net	2,118	23.3%	2,087	22.7%	1.5%
Electronic health record incentives	(1)	—%	(1)	—%	—%
Depreciation and amortization	422	4.6%	398	4.3%
Impairment and restructuring charges, and acquisition-related costs	55	0.6%	77	0.8%
Litigation and investigation costs	31	0.3%	19	0.2%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	2	—%	(118)	(1.3)%
Operating income	759	8.3%	923	10.0%
Interest expense	(498)		(509)
Other non-operating expense, net	—		(2)
Loss from early extinguishment of debt	(47)		(2)
Income from continuing operations, before income taxes	214		410
Income tax expense	(47)		(114)
Income from continuing operations, before discontinued operations	167		296
Discontinued operations:
Income from operations	12		3
Income tax expense	(2)		—
Income from discontinued operations	10		3
Net income	177		299
Less: Net income available to noncontrolling interests	179		174
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(2)		$125
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(12)		$122
Income from discontinued operations, net of tax	10		3
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(2)		$125
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.12)		$1.20
Discontinued operations	0.10		0.03
	$(0.02)		$1.23
Diluted
Continuing operations	$(0.12)		$1.18
Discontinued operations	0.10		0.03
	$(0.02)		$1.21
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,993		101,770
Diluted*	102,993		103,416

*Had we generated income from continuing operations available to common shareholders in the six months ended June 30, 2019 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,592 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$249	$411
Accounts receivable	2,734	2,595
Inventories of supplies, at cost	309	305
Income tax receivable	19	21
Assets held for sale	—	107
Other current assets	1,393	1,197
Total current assets	4,704	4,636
Investments and other assets	2,297	1,456
Deferred income taxes	268	312
Property and equipment, at cost, less accumulated depreciation and amortization	6,995	6,993
Goodwill	7,298	7,281
Other intangible assets, at cost, less accumulated amortization	1,645	1,731
Total assets	$23,207	$22,409

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$664	$182
Accounts payable	1,088	1,207
Accrued compensation and benefits	720	838
Professional and general liability reserves	228	216
Accrued interest payable	233	240
Liabilities held for sale	—	43
Other current liabilities	1,217	1,131
Total current liabilities	4,150	3,857
Long-term debt, net of current portion	14,312	14,644
Professional and general liability reserves	669	666
Defined benefit plan obligations	507	521
Deferred income taxes	36	36
Other long-term liabilities	1,354	578
Total liabilities	21,028	20,302
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,462	1,420
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,755	4,747
Accumulated other comprehensive loss	(219)	(223)
Accumulated deficit	(2,237)	(2,236)
Common stock in treasury, at cost	(2,414)	(2,414)
Total shareholders’ deficit	(108)	(119)
Noncontrolling interests	825	806
Total equity	717	687
Total liabilities and equity	$23,207	$22,409

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
(Dollars in millions)	June 30,
	2019	2018
Net income	$177	$299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	422	398
Deferred income tax expense	42	108
Stock-based compensation expense	23	20
Impairment and restructuring charges, and acquisition-related costs	55	77
Litigation and investigation costs	31	19
Net losses (gains) on sales, consolidation and deconsolidation of facilities	2	(118)
Loss from early extinguishment of debt	47	2
Equity in earnings of unconsolidated affiliates, net of distributions received	(2)	10
Amortization of debt discount and debt issuance costs	21	22
Pre-tax income from discontinued operations	(12)	(3)
Other items, net	(10)	(1)
Changes in cash from operating assets and liabilities:
Accounts receivable	(138)	(13)
Inventories and other current assets	(64)	144
Income taxes	(2)	(18)
Accounts payable, accrued expenses and other current liabilities	(217)	(371)
Other long-term liabilities	4	(48)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(80)	(63)
Net cash used in operating activities from discontinued operations, excluding income taxes	(5)	(3)
Net cash provided by operating activities	294	461
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(336)	(268)
Purchases of businesses or joint venture interests, net of cash acquired	(13)	(89)
Proceeds from sales of facilities and other assets — continuing operations	40	481
Proceeds from sales of facilities and other assets — discontinued operations	17	—
Proceeds from sales of marketable securities, long-term investments and other assets	9	143
Purchases of equity investments	(9)	(37)
Other long-term assets	(4)	3
Other items, net	(7)	(8)
Net cash provided by (used in) investing activities	(303)	225
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,095)	(360)
Proceeds from borrowings under credit facility	1,285	360
Repayments of other borrowings	(1,668)	(161)
Proceeds from other borrowings	1,516	14
Debt issuance costs	(18)	—
Distributions paid to noncontrolling interests	(144)	(140)
Proceeds from sales of noncontrolling interests	9	7
Purchases of noncontrolling interests	(6)	(642)
Proceeds from exercise of stock options and employee stock purchase plan	3	14
Other items, net	(35)	14
Net cash used in financing activities	(153)	(894)
Net decrease in cash and cash equivalents	(162)	(208)
Cash and cash equivalents at beginning of period	411	611
Cash and cash equivalents at end of period	$249	$403
Supplemental disclosures:
Interest paid, net of capitalized interest	$(484)	$(501)
Income tax payments, net	$(13)	$(21)

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended June 30,				Six Months Ended June 30,
and per adjusted patient admission amounts)	2019	2018	Change		2019	2018	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	68	(3)	*	65	68	(3)	*
Total admissions	169,352	168,453	0.5%		344,078	350,759	(1.9)%
Adjusted patient admissions	304,066	306,063	(0.7)%		612,199	626,931	(2.3)%
Paying admissions (excludes charity and uninsured)	159,128	158,216	0.6%		323,921	330,706	(2.1)%
Charity and uninsured admissions	10,224	10,237	(0.1)%		20,157	20,053	0.5%
Admissions through emergency department	121,088	115,036	5.3%		247,167	240,112	2.9%
Paying admissions as a percentage of total admissions	94.0%	93.9%	0.1%	*	94.1%	94.3%	(0.2)%	*
Charity and uninsured admissions as a percentage of total admissions	6.0%	6.1%	(0.1)%	*	5.9%	5.7%	0.2%	*
Emergency department admissions as a percentage of total admissions	71.5%	68.3%	3.2%	*	71.8%	68.5%	3.3%	*
Surgeries — inpatient	44,641	46,274	(3.5)%		89,436	93,497	(4.3)%
Surgeries — outpatient	60,936	63,805	(4.5)%		119,154	126,813	(6.0)%
Total surgeries	105,577	110,079	(4.1)%		208,590	220,310	(5.3)%
Patient days — total	787,582	766,519	2.7%		1,609,661	1,625,167	(1.0)%
Adjusted patient days	1,387,929	1,373,480	1.1%		2,808,099	2,859,619	(1.8)%
Average length of stay (days)	4.65	4.55	2.2%		4.68	4.63	1.1%
Licensed beds (at end of period)	17,221	18,314	(6.0)%		17,221	18,314	(6.0)%
Average licensed beds	17,221	18,362	(6.2)%		17,338	18,523	(6.4)%
Utilization of licensed beds	50.3%	45.9%	4.4%	*	51.3%	48.5%	2.8%	*
Outpatient Visits
Total visits	1,693,805	1,749,847	(3.2)%		3,408,197	3,592,386	(5.1)%
Paying visits (excludes charity and uninsured)	1,581,530	1,633,372	(3.2)%		3,185,242	3,359,348	(5.2)%
Charity and uninsured visits	112,275	116,475	(3.6)%		222,955	233,038	(4.3)%
Emergency department visits	637,107	643,036	(0.9)%		1,294,556	1,340,037	(3.4)%
Paying visits as a percentage of total visits	93.4%	93.3%	0.1%	*	93.5%	93.5%	—%	*
Charity and uninsured visits as a percentage of total visits	6.6%	6.7%	(0.1)%	*	6.5%	6.5%	—%	*
Total emergency department admissions and visits	758,195	758,072	—%		1,541,723	1,580,149	(2.4)%
Revenues
Net patient service revenues(3)	$3,547	$3,443	3.0%		$7,129	$7,086	0.6%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(3) per adjusted patient admission	$11,665	$11,249	3.7%		$11,645	$11,303	3.0%
Net patient service revenue(3) per adjusted patient day	$2,556	$2,507	2.0%		$2,539	$2,478	2.5%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,988	$10,619	3.5%		$10,983	$10,590	3.7%
Net patient service revenues(3) from:
Medicare	20.3%	20.4%	(0.1)%	*	20.7%	20.9%	(0.2)%	*
Medicaid	8.9%	9.1%	(0.2)%	*	8.9%	9.0%	(0.1)%	*
Managed care	65.7%	66.0%	(0.3)%	*	65.7%	65.5%	0.2%	*
Uninsured	0.3%	0.2%	0.1%	*	0.2%	0.6%	(0.4)%	*
Indemnity and other	4.8%	4.3%	0.5%	*	4.5%	4.0%	0.5%	*

(1) Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.
(2) Excludes operating expenses from Tenet’s health plans.
(3) Less implicit price concessions.
* This change is the difference between the 2019 and 2018 amounts shown.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended June 30,			Six Months Ended June 30,
and per adjusted patient admission amounts)	2019	2018	Change	2019	2018	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	—	65	65	—	*
Total admissions	169,352	163,903	3.3%	342,822	337,587	1.6%
Adjusted patient admissions	304,066	297,460	2.2%	609,937	601,605	1.4%
Paying admissions (excludes charity and uninsured)	159,129	153,816	3.5%	322,761	318,055	1.5%
Charity and uninsured admissions	10,223	10,087	1.3%	20,061	19,532	2.7%
Admissions through emergency department	121,088	111,902	8.2%	246,316	231,859	6.2%
Paying admissions as a percentage of total admissions	94.0%	93.8%	0.2%	94.1%	94.2%	(0.1)%	*
Charity and uninsured admissions as a percentage of total admissions	6.0%	6.2%	(0.2)%	5.9%	5.8%	0.1%	*
Emergency department admissions as a percentage of total admissions	71.5%	68.3%	3.2%	71.8%	68.7%	3.1%	*
Surgeries — inpatient	44,641	45,191	(1.2)%	89,194	90,243	(1.2)%
Surgeries — outpatient	60,936	62,205	(2.0)%	118,832	121,925	(2.5)%
Total surgeries	105,577	107,396	(1.7)%	208,026	212,168	(2.0)%
Patient days — total	787,582	743,442	5.9%	1,602,911	1,560,442	2.7%
Adjusted patient days	1,387,929	1,329,915	4.4%	2,795,982	2,735,483	2.2%
Average length of stay (days)	4.65	4.54	2.4%	4.68	4.62	1.3%
Licensed beds (at end of period)	17,221	17,246	(0.1)%	17,221	17,246	(0.1)%
Average licensed beds	17,221	17,246	(0.1)%	17,221	17,246	(0.1)%
Utilization of licensed beds	50.3%	47.4%	2.9%	51.4%	50.0%	1.4%	*
Outpatient Visits
Total visits	1,693,805	1,673,056	1.2%	3,380,669	3,389,952	(0.3)%
Paying visits (excludes charity and uninsured)	1,581,555	1,560,950	1.3%	3,159,190	3,168,144	(0.3)%
Charity and uninsured visits	112,250	112,106	0.1%	221,479	221,808	(0.1)%
Emergency department visits	637,107	622,898	2.3%	1,288,959	1,286,620	0.2%
Paying visits as a percentage of total visits	93.4%	93.3%	0.1%	93.4%	93.5%	(0.1)%	*
Charity and uninsured visits as a percentage of total visits	6.6%	6.7%	(0.1)%	6.6%	6.5%	0.1%	*
Total emergency department admissions and visits	758,195	734,800	3.2%	1,535,275	1,518,479	2.8%
Revenues
Net patient service revenues(2)	$3,547	$3,357	5.7%	$7,104	$6,850	3.7%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(2) per adjusted patient admission	$11,665	$11,286	3.4%	$11,647	$11,386	2.3%
Net patient service revenue(2) per adjusted patient day	$2,556	$2,524	1.3%	$2,541	$2,504	1.5%
Net patient service revenues(2) from:
Medicare	20.3%	20.1%	0.2%	20.6%	20.5%	0.1%	*
Medicaid	8.9%	8.9%	—%	8.9%	8.8%	0.1%	*
Managed care	65.7%	66.4%	(0.7)%	65.8%	65.8%	—%	*
Uninsured	0.3%	0.2%	0.1%	0.2%	0.8%	(0.6)%	*
Indemnity and other	4.8%	4.4%	0.4%	4.5%	4.1%	0.4%	*

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 65 hospitals operated throughout the six months ended June 30, 2019 and 2018 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2018.
(2) Less implicit price concessions.
* This change is the difference between the 2019 and 2018 amounts shown.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended		Six Months Ended
	3/31/2019	6/30/2019	6/30/2019
Net operating revenues	$4,545	$4,560	$9,105
Equity in earnings of unconsolidated affiliates	34	42	76
Operating expenses:
Salaries, wages and benefits	2,153	2,148	4,301
Supplies	741	753	1,494
Other operating expenses, net	1,074	1,044	2,118
Electronic health record incentives	(1)	—	(1)
Depreciation and amortization	208	214	422
Impairment and restructuring charges, and acquisition-related costs	19	36	55
Litigation and investigation costs	13	18	31
Net losses on sales, consolidation and deconsolidation of facilities	1	1	2
Operating income	371	388	759
Interest expense	(251)	(247)	(498)
Other non-operating income (expense), net	1	(1)	—
Loss from early extinguishment of debt	(47)	—	(47)
Income from continuing operations, before income taxes	74	140	214
Income tax expense	(17)	(30)	(47)
Income from continuing operations, before discontinued operations	57	110	167
Discontinued operations:
Income from operations	10	2	12
Income tax expense	(2)	—	(2)
Income from discontinued operations	8	2	10
Net income	65	112	177
Less: Net income available to noncontrolling interests	84	95	179
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)	$17	$(2)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(27)	$15	$(12)
Income from discontinued operations, net of tax	8	2	10
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)	$17	$(2)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.26)	$0.15	$(0.12)
Discontinued operations	0.08	0.02	0.10
	$(0.18)	$0.17	$(0.02)
Diluted
Continuing operations	$(0.26)	$0.14	$(0.12)
Discontinued operations	0.08	0.02	0.10
	$(0.18)	$0.16	$(0.02)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,788	103,198	102,993
Diluted	102,788	104,629	102,993

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018
Net operating revenues	$4,699	$4,506	$4,489	$4,619	$18,313
Equity in earnings of unconsolidated affiliates	25	39	33	53	150
Operating expenses:
Salaries, wages and benefits	2,227	2,135	2,116	2,156	8,634
Supplies	774	748	726	756	3,004
Other operating expenses, net	1,060	1,027	1,094	1,078	4,259
Electronic health record incentives	(1)	—	—	(2)	(3)
Depreciation and amortization	204	194	204	200	802
Impairment and restructuring charges, and acquisition-related costs	47	30	46	86	209
Litigation and investigation costs	6	13	9	10	38
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(110)	(8)	7	(16)	(127)
Operating income	517	406	320	404	1,647
Interest expense	(255)	(254)	(249)	(246)	(1,004)
Other non-operating expense, net	(1)	(1)	—	(3)	(5)
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Income from continuing operations, before income taxes	260	150	71	158	639
Income tax expense	(70)	(44)	(6)	(56)	(176)
Income from continuing operations, before discontinued operations	190	106	65	102	463
Discontinued operations:
Income from operations	1	2	—	1	4
Income tax expense	—	—	—	(1)	(1)
Income from discontinued operations	1	2	—	—	3
Net income	191	108	65	102	466
Less: Net income available to noncontrolling interests	92	82	74	107	355
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$98	$24	$(9)	$(5)	$108
Income from discontinued operations, net of tax	1	2	—	—	3
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.97	$0.23	$(0.09)	$(0.05)	$1.06
Discontinued operations	0.01	0.02	—	—	0.03
	$0.98	$0.25	$(0.09)	$(0.05)	$1.09
Diluted
Continuing operations	$0.95	$0.23	$(0.09)	$(0.05)	$1.04
Discontinued operations	0.01	0.02	—	—	0.03
	$0.96	$0.25	$(0.09)	$(0.05)	$1.07
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,392	102,147	102,402	102,501	102,110
Diluted	102,656	104,177	102,402	102,501	103,881

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended		Six Months Ended
	3/31/2019	6/30/2019	06/30/2019

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	65
Total admissions	174,726	169,352	344,078
Adjusted patient admissions	308,133	304,066	612,199
Paying admissions (excludes charity and uninsured)	164,793	159,128	323,921
Charity and uninsured admissions	9,933	10,224	20,157
Admissions through emergency department	126,079	121,088	247,167
Paying admissions as a percentage of total admissions	94.3%	94.0%	94.1%
Charity and uninsured admissions as a percentage of total admissions	5.7%	6.0%	5.9%
Emergency department admissions as a percentage of total admissions	72.2%	71.5%	71.8%
Surgeries — inpatient	44,795	44,641	89,436
Surgeries — outpatient	58,218	60,936	119,154
Total surgeries	103,013	105,577	208,590
Patient days — total	822,079	787,582	1,609,661
Adjusted patient days	1,420,170	1,387,929	2,808,099
Average length of stay (days)	4.70	4.65	4.68
Licensed beds (at end of period)	17,221	17,221	17,221
Average licensed beds	17,455	17,221	17,338
Utilization of licensed beds	52.3%	50.3%	51.3%
Outpatient Visits
Total visits	1,714,392	1,693,805	3,408,197
Paying visits (excludes charity and uninsured)	1,603,712	1,581,530	3,185,242
Charity and uninsured visits	110,680	112,275	222,955
Emergency department visits	657,449	637,107	1,294,556
Paying visits as a percentage of total visits	93.5%	93.4%	93.5%
Charity and uninsured visits as a percentage of total visits	6.5%	6.6%	6.5%
Total emergency department admissions and visits	783,528	758,195	1,541,723
Revenues
Net patient service revenues(3)	$3,582	$3,547	$7,129
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(3) per adjusted patient admission	$11,625	$11,665	$11,645
Net patient service revenue(3) per adjusted patient day	$2,522	$2,556	$2,539
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,979	$10,988	$10,983
Net patient service revenues(3) from:
Medicare	21.2%	20.3%	20.7%
Medicaid	8.8%	8.9%	8.9%
Managed care	65.7%	65.7%	65.7%
Uninsured	—%	0.3%	0.2%
Indemnity and other	4.3%	4.8%	4.5%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet’s health plans.
(3) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	69	68	68	68	68
Total admissions	182,306	168,453	168,201	170,407	689,367
Adjusted patient admissions	320,868	306,063	306,197	308,113	1,241,241
Paying admissions (excludes charity and uninsured)	172,490	158,216	157,193	160,172	648,071
Charity and uninsured admissions	9,816	10,237	11,008	10,235	41,296
Admissions through emergency department	125,076	115,036	116,727	120,012	476,851
Paying admissions as a percentage of total admissions	94.6%	93.9%	93.5%	94.0%	94.0%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	6.5%	6.0%	6.0%
Emergency department admissions as a percentage of total admissions	68.6%	68.3%	69.4%	70.4%	69.2%
Surgeries — inpatient	47,223	46,274	45,626	45,897	185,020
Surgeries — outpatient	63,008	63,805	61,468	62,638	250,919
Total surgeries	110,231	110,079	107,094	108,535	435,939
Patient days — total	858,648	766,519	761,920	779,728	3,166,815
Adjusted patient days	1,486,139	1,373,480	1,365,662	1,383,372	5,608,653
Average length of stay (days)	4.71	4.55	4.53	4.58	4.59
Licensed beds (at end of period)	18,457	18,314	18,302	17,937	17,937
Average licensed beds	18,685	18,362	18,302	17,935	18,321
Utilization of licensed beds	51.1%	45.9%	45.3%	47.3%	47.4%
Outpatient Visits
Total visits	1,842,539	1,749,847	1,722,292	1,734,523	7,049,201
Paying visits (excludes charity and uninsured)	1,725,976	1,633,372	1,607,184	1,617,970	6,584,502
Charity and uninsured visits	116,563	116,475	115,108	116,553	464,699
Emergency department visits	697,001	643,036	638,248	649,544	2,627,829
Paying visits as a percentage of total visits	93.7%	93.3%	93.3%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.7%	6.7%	6.6%
Total emergency department admissions and visits	822,077	758,072	754,975	769,556	3,104,680
Revenues
Net patient service revenues(3)	$3,643	$3,443	$3,434	$3,561	$14,081
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(3) per adjusted patient admission	$11,354	$11,249	$11,215	$11,557	$11,344
Net patient service revenue(3) per adjusted patient day	$2,451	$2,507	$2,515	$2,574	$2,511
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,561	$10,619	$10,771	$10,861	$10,701
Net patient service revenues(3) from:
Medicare	21.5%	20.4%	19.8%	20.1%	20.5%
Medicaid	8.8%	9.1%	9.8%	9.1%	9.2%
Managed care	65.0%	66.0%	64.9%	65.8%	65.4%
Uninsured	1.0%	0.2%	0.9%	0.5%	0.7%
Indemnity and other	3.7%	4.3%	4.6%	4.5%	4.2%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet’s health plans.
(3) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended		Six Months Ended
	3/31/2019	6/30/2019	6/30/2019

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	65
Total admissions	173,470	169,352	342,822
Adjusted patient admissions	305,871	304,066	609,937
Paying admissions (excludes charity and uninsured)	163,632	159,129	322,761
Charity and uninsured admissions	9,838	10,223	20,061
Admissions through emergency department	125,228	121,088	246,316
Paying admissions as a percentage of total admissions	94.3%	94.0%	94.1%
Charity and uninsured admissions as a percentage of total admissions	5.7%	6.0%	5.9%
Emergency department admissions as a percentage of total admissions	72.2%	71.5%	71.8%
Surgeries — inpatient	44,553	44,641	89,194
Surgeries — outpatient	57,896	60,936	118,832
Total surgeries	102,449	105,577	208,026
Patient days — total	815,329	787,582	1,602,911
Adjusted patient days	1,408,053	1,387,929	2,795,982
Average length of stay (days)	4.70	4.65	4.68
Licensed beds (at end of period)	17,221	17,221	17,221
Average licensed beds	17,221	17,221	17,221
Utilization of licensed beds	52.6%	50.3%	51.4%
Outpatient Visits
Total visits	1,686,864	1,693,805	3,380,669
Paying visits (excludes charity and uninsured)	1,577,635	1,581,555	3,159,190
Charity and uninsured visits	109,229	112,250	221,479
Emergency department visits	651,852	637,107	1,288,959
Paying visits as a percentage of total visits	93.5%	93.4%	93.4%
Charity and uninsured visits as a percentage of total visits	6.5%	6.6%	6.6%
Total emergency department admissions and visits	777,080	758,195	1,535,275
Revenues
Net patient service revenues(2)	$3,557	$3,547	$7,104
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(2) per adjusted patient admission	$11,629	$11,665	$11,647
Net patient service revenue(2) per adjusted patient day	$2,526	$2,556	$2,541
Net patient service revenues(2) from:
Medicare	21.0%	20.3%	20.6%
Medicaid	8.8%	8.9%	8.9%
Managed care	65.9%	65.7%	65.8%
Uninsured	—%	0.3%	0.2%
Indemnity and other	4.3%	4.8%	4.5%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 65 hospitals operated throughout the six months ended June 30, 2019 and 2018 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2018.
(2) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	65	65	65
Total admissions	173,684	163,903	164,075	166,458	668,120
Adjusted patient admissions	304,145	297,460	298,221	300,562	1,200,388
Paying admissions (excludes charity and uninsured)	164,239	153,816	153,227	156,392	627,674
Charity and uninsured admissions	9,445	10,087	10,848	10,066	40,446
Admissions through emergency department	119,957	111,902	113,833	117,229	462,921
Paying admissions as a percentage of total admissions	94.6%	93.8%	93.4%	94.0%	93.9%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.2%	6.6%	6.0%	6.1%
Emergency department admissions as a percentage of total admissions	69.1%	68.3%	69.4%	70.4%	69.3%
Surgeries — inpatient	45,052	45,191	44,783	45,012	180,038
Surgeries — outpatient	59,720	62,205	60,080	61,151	243,156
Total surgeries	104,772	107,396	104,863	106,163	423,194
Patient days — total	817,000	743,442	740,870	758,359	3,059,671
Adjusted patient days	1,405,568	1,329,915	1,325,229	1,342,745	5,403,457
Average length of stay (days)	4.70	4.54	4.52	4.56	4.58
Licensed beds (at end of period)	17,246	17,246	17,234	17,237	17,237
Average licensed beds	17,246	17,246	17,234	17,235	17,240
Utilization of licensed beds	52.6%	47.4%	46.7%	47.8%	48.6%
Outpatient Visits
Total visits	1,716,896	1,673,056	1,647,013	1,658,541	6,695,506
Paying visits (excludes charity and uninsured)	1,607,194	1,560,950	1,536,247	1,547,018	6,251,409
Charity and uninsured visits	109,702	112,106	110,766	111,523	444,097
Emergency department visits	663,722	622,898	617,925	630,557	2,535,102
Paying visits as a percentage of total visits	93.6%	93.3%	93.3%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.4%	6.7%	6.7%	6.7%	6.6%
Total emergency department admissions and visits	783,679	734,800	731,758	747,786	2,998,023
Revenues
Net patient service revenues(2)	$3,493	$3,357	$3,367	$3,490	$13,707
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient service revenue(2) per adjusted patient admission	$11,485	$11,286	$11,290	$11,612	$11,419
Net patient service revenue(2) per adjusted patient day	$2,485	$2,524	$2,541	$2,599	$2,537
Net patient service revenues(2) from:
Medicare	20.9%	20.1%	19.5%	19.8%	20.1%
Medicaid	8.7%	8.9%	9.8%	9.1%	9.1%
Managed care	65.3%	66.4%	65.2%	66.1%	65.8%
Uninsured	1.3%	0.2%	0.9%	0.5%	0.7%
Indemnity and other	3.8%	4.4%	4.6%	4.5%	4.3%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 65 hospitals operated throughout the six months ended June 30, 2019 and 2018 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2018.
(2) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

(Dollars in millions)			June 30,	December 31,
			2019	2018
Assets
Hospital Operations and other			$16,072	$15,684
Ambulatory Care			6,057	5,711
Conifer			1,078	1,014
Total			$23,207	$22,409

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Capital expenditures:
Hospital Operations and other	$118	$108	$288	$228
Ambulatory Care	21	13	41	28
Conifer	5	4	7	12
Total	$144	$125	$336	$268

Net operating revenues:
Hospital Operations and other total prior to inter-segment eliminations(1)	$3,827	$3,733	$7,689	$7,680
Ambulatory Care	524	531	1,004	1,029
Conifer
Tenet	146	144	292	294
Other customers	209	242	412	496
Total Conifer revenues	355	386	704	790
Inter-segment eliminations	(146)	(144)	(292)	(294)
Total	$4,560	$4,506	$9,105	$9,205

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$8	$6	$11	$4
Ambulatory Care	34	33	65	60
Total	$42	$39	$76	$64

Adjusted EBITDA:
Hospital Operations and other(2)	$347	$345	$684	$747
Ambulatory Care	207	198	384	363
Conifer	103	91	202	189
Total	$657	$634	$1,270	$1,299

Depreciation and amortization:
Hospital Operations and other	$185	$164	$364	$339
Ambulatory Care	18	17	36	34
Conifer	11	13	22	25
Total	$214	$194	$422	$398

(1)
Hospital Operations and other revenues includes health plan revenues of approximately $1 million for both the three and six months ended June 30, 2019, and less than $1 million and $6 million for the three and six months ended June 30, 2018, respectively.

(2)
Hospital Operations and other Adjusted EBITDA excludes health plan EBITDA of less than $1 million and $(1) million for the three and six months ended June 30, 2019, respectively, and $1 million and less than $1 million for the three and six months ended June 30, 2018, respectively.

TENET HEALTHCARE CORPORATION
STATEMENTS OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Three Months Ended June 30,
	2019		2018

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues(1)	$524	$619	$531	$547
Equity in earnings of unconsolidated affiliates(2)	34	—	33	—
Operating expenses:
Salaries, wages and benefits	157	156	165	134
Supplies	108	161	106	144
Other operating expenses, net	86	131	95	114
Depreciation and amortization	18	22	17	17
Impairment and restructuring charges, and acquisition-related costs	2	—	6	—
Net losses on sales, consolidation and deconsolidation of facilities	2	—	—	—
Operating income	185	149	175	138
Interest expense	(32)	(6)	(37)	(5)
Other	3	—	1	1
Net income from continuing operations, before income taxes	156	143	139	134
Income tax expense	(20)	(2)	(18)	(2)
Net income	136	$141	121	$132
Less: Net income available to noncontrolling interests	78		75
Net income available to Tenet Healthcare Corporation common shareholders	$58		$46
Equity in earnings of unconsolidated affiliates		$34		$33

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 5.3% during the three months ended June 30, 2019, with cases increasing 3.2% and revenue per case increasing 2.0%.

(2)
At June 30, 2019, 112 of the 344 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 232 facilities and account for these investments as consolidated subsidiaries.

TENET HEALTHCARE CORPORATION
STATEMENTS OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Six Months Ended June 30,
	2019		2018

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues(1)	$1,004	$1,187	$1,029	$1,040
Equity in earnings of unconsolidated affiliates(2)	65	—	60	—
Operating expenses:
Salaries, wages and benefits	310	303	327	254
Supplies	207	310	212	274
Other operating expenses, net	168	257	187	219
Depreciation and amortization	36	42	34	33
Impairment and restructuring charges, and acquisition-related costs	5	—	7	—
Net gains on sales, consolidation and deconsolidation of facilities	(3)	(26)	(1)	—
Operating income	346	301	323	260
Interest expense	(63)	(13)	(73)	(10)
Other	6	6	3	1
Net income from continuing operations, before income taxes	289	294	253	251
Income tax expense	(35)	(4)	(33)	(4)
Net income	254	$290	220	$247
Less: Net income available to noncontrolling interests	146		139
Net income available to Tenet Healthcare Corporation common shareholders	$108		$81
Equity in earnings of unconsolidated affiliates		$65		$60

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 4.8% during the six months ended June 30, 2019, with cases increasing 2.1% and revenue per case increasing 2.7%.

(2)
At June 30, 2019, 112 of the 344 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 232 facilities and account for these investments as consolidated subsidiaries.

Non-GAAP Financial Measures
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses (i.e., the Company’s health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.
Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) net income (loss) from discontinued operations, (2) impairment and restructuring charges, and acquisition-related costs, (3) litigation and investigation costs, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) gain (loss) from early extinguishment of debt, (6) income (loss) from divested operations and closed businesses, and (7) the associated impact of these items on taxes and noncontrolling interests. Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders divided by the weighted average primary or diluted shares outstanding in the reporting period.
Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.
Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted EBITDA is set forth in Table #1 below for each quarter in 2018 and 2019. A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders is set forth in Table #2 below for each quarter in 2018 and 2019. A reconciliation of net cash provided by operating activities, the most comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow is set forth in Table #3 below for each quarter in 2018 and 2019.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2019
(Unaudited)

(Dollars in millions)	2019
	1st Qtr	2nd Qtr	YTD
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)	$17	$(2)
Less: Net income available to noncontrolling interests	(84)	(95)	(179)
Income from discontinued operations, net of tax	8	2	10
Income from continuing operations	57	110	167
Income tax expense	(17)	(30)	(47)
Loss from early extinguishment of debt	(47)	—	(47)
Other non-operating income (expense), net	1	(1)	—
Interest expense	(251)	(247)	(498)
Operating income	371	388	759
Litigation and investigation costs	(13)	(18)	(31)
Net losses on sales, consolidation and deconsolidation of facilities	(1)	(1)	(2)
Impairment and restructuring charges, and acquisition-related costs	(19)	(36)	(55)
Depreciation and amortization	(208)	(214)	(422)
Income (loss) from divested and closed businesses	(1)	—	(1)
Adjusted EBITDA	$613	$657	$1,270

Net operating revenues	$4,545	$4,560	$9,105
Less: Net operating revenues from health plans	—	1	1
Adjusted net operating revenues	$4,545	$4,559	$9,104

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	(0.4)%	0.4%	—%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	13.5%	14.4%	13.9%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2018
(Unaudited)

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Less: Net income available to noncontrolling interests	(92)	(82)	(74)	(107)	(355)
Income from discontinued operations, net of tax	1	2	—	—	3
Income from continuing operations	190	106	65	102	463
Income tax expense	(70)	(44)	(6)	(56)	(176)
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Other non-operating expense, net	(1)	(1)	—	(3)	(5)
Interest expense	(255)	(254)	(249)	(246)	(1,004)
Operating income	517	406	320	404	1,647
Litigation and investigation costs	(6)	(13)	(9)	(10)	(38)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	16	127
Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(86)	(209)
Depreciation and amortization	(204)	(194)	(204)	(200)	(802)
Income (loss) from divested and closed businesses	(1)	1	9	—	9
Adjusted EBITDA	$665	$634	$577	$684	$2,560

Net operating revenues	$4,699	$4,506	$4,489	$4,619	$18,313
Less: Net operating revenues from health plans	6	—	8	—	14
Adjusted net operating revenues	$4,693	$4,506	$4,481	$4,619	$18,299

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.1%	0.6%	(0.2)%	(0.1)%	0.6%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	14.2%	14.1%	12.9%	14.8%	14.0%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2019
(Unaudited)

(Dollars in millions except per share amounts)	2019
	1st Qtr	2nd Qtr	YTD
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)	$17	$(2)
Net income from discontinued operations	8	$2	10
Net income (loss) from continuing operations	(27)	15	(12)
Less: Impairment and restructuring charges, and acquisition-related costs	(19)	(36)	(55)
Litigation and investigation costs	(13)	(18)	(31)
Net losses on sales, consolidation and deconsolidation of facilities	(1)	(1)	(2)
Loss from early extinguishment of debt	(47)	—	(47)
Income (loss) from divested and closed businesses	(1)	—	(1)
Tax impact of above items	(2)	11	9
Adjusted net income available from continuing operations to common shareholders	$56	$59	$115

Diluted earnings (loss) per share from continuing operations	$(0.26)	$0.14	$(0.12)
Less: Impairment and restructuring charges, and acquisition-related costs	(0.18)	(0.35)	(0.53)
Litigation and investigation costs	(0.12)	(0.17)	(0.30)
Net losses on sales, consolidation and deconsolidation of facilities	(0.01)	(0.01)	(0.02)
Loss from early extinguishment of debt	(0.45)	—	(0.45)
Income (loss) from divested and closed businesses	(0.01)	—	(0.01)
Tax impact of above items	(0.02)	0.11	0.09
Adjusted diluted earnings per share from continuing operations	$0.54	$0.56	$1.10

Weighted average basic shares outstanding (in thousands)	102,788	103,198	102,993
Weighted average dilutive shares outstanding (in thousands)	104,541	104,629	104,585

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2018
(Unaudited)

(Dollars in millions except per share amounts)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Net income from discontinued operations	1	$2	—	—	3
Net income (loss) from continuing operations	98	24	(9)	(5)	108
Less: Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(86)	(209)
Litigation and investigation costs	(6)	(13)	(9)	(10)	(38)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	16	127
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Income (loss) from divested and closed businesses	(1)	1	9	—	9
Tax impact of above items	(16)	8	14	19	25
Adjusted net income available from continuing operations to common shareholders	$59	$51	$30	$53	$193

Diluted earnings (loss) per share from continuing operations	$0.95	$0.23	$(0.09)	$(0.05)	$1.04
Less: Impairment and restructuring charges, and acquisition-related costs	(0.46)	(0.29)	(0.44)	(0.83)	(2.01)
Litigation and investigation costs	(0.06)	(0.12)	(0.09)	(0.10)	(0.37)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	1.08	0.07	(0.07)	0.15	1.22
Gain (loss) from early extinguishment of debt	(0.01)	(0.01)	—	0.03	0.01
Income (loss) from divested and closed businesses	(0.01)	0.01	0.09	—	0.09
Tax impact of above items	(0.16)	0.08	0.13	0.18	0.24
Adjusted diluted earnings per share from continuing operations	$0.57	$0.49	$0.29	$0.51	$1.86

Weighted average basic shares outstanding (in thousands)	101,392	102,147	102,402	102,501	102,110
Weighted average dilutive shares outstanding (in thousands)	102,656	104,177	104,575	104,118	103,881

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2019
	1st Qtr	2nd Qtr	YTD
Net cash provided by operating activities	$10	$284	$294
Purchases of property and equipment	(192)	(144)	(336)
Free cash flow	$(182)	$140	$(42)

Net cash used in investing activities	$(139)	$(164)	$(303)
Net cash used in financing activities	$(30)	$(123)	$(153)

Net cash provided by operating activities	$10	$284	$294
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(32)	(48)	(80)
Net cash used in operating activities from discontinued operations	(2)	(3)	(5)
Adjusted net cash provided by operating activities from continuing operations	44	335	379
Purchases of property and equipment	(192)	(144)	(336)
Adjusted free cash flow – continuing operations	$(148)	$191	$43

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net cash provided by operating activities	$113	$348	$338	$250	$1,049
Purchases of property and equipment	(143)	(125)	(136)	(213)	(617)
Free cash flow	$(30)	$223	$202	$37	$432

Net cash provided by (used in) investing activities	$373	$(148)	$(105)	$(235)	$(115)
Net cash used in financing activities	$(123)	$(771)	$(136)	$(104)	$(1,134)

Net cash provided by operating activities	$113	$348	$338	$250	$1,049
Less: Payments for restructuring charges, acquisition- related costs, and litigation costs and settlements	(33)	(30)	(50)	(50)	(163)
Net cash used in operating activities from discontinued operations	(1)	(2)	(1)	(1)	(5)
Adjusted net cash provided by operating activities from continuing operations	147	380	389	301	1,217
Purchases of property and equipment	(143)	(125)	(136)	(213)	(617)
Adjusted free cash flow – continuing operations	$4	$255	$253	$88	$600

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q3 2019		2019
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(21)	$21	$16	$121
Less: Net income available to noncontrolling interests	(95)	(105)	(410)	(430)
Net income (loss) from discontinued operations, net of tax	(5)	—	—	5
Income tax expense	(21)	(34)	(165)	(185)
Interest expense	(250)	(240)	(995)	(985)
Loss from early extinguishment of debt(1)	—	—	(47)	(47)
Other non-operating expense, net	—	(5)	(10)	(15)
Net losses on sales, consolidation and deconsolidation of facilities(1)	—	—	(2)	(2)
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(45)	(35)	(175)	(125)
Depreciation and amortization	(200)	(210)	(820)	(840)
Loss from divested and closed businesses	(5)	—	(10)	(5)
Adjusted EBITDA	$600	$650	$2,650	$2,750

Income (loss) from continuing operations	$(16)	$21	$16	$116
Net operating revenues	$4,300	$4,600	$18,000	$18,400
Income (loss) from continuing operations as a % of operating revenues	(0.4)%	0.5%	0.1%	0.6%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	14.0%	14.1%	14.7%	14.9%

(1)
The Company does not generally forecast losses from the early extinguishment of debt or net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company’s actual year-to-date results for these items.

(2)
The Company has provided an estimate of restructuring charges and related payments that it anticipates in 2019. The figures shown represent the Company’s estimate for restructuring charges plus the actual year-to-date results for impairment charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q3 2019		2019
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(21)	$21	$16	$121
Net income (loss) from discontinued operations, net of tax	(5)	—	—	5
Net income (loss) from continuing operations	(16)	21	16	116
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(45)	(35)	(175)	(125)
Net losses on sales, consolidation and deconsolidation of facilities	—	—	(2)	(2)
Loss from early extinguishment of debt	—	—	(47)	(47)
Loss from divested and closed businesses	(5)	—	(10)	(5)
Tax impact of above items	10	5	30	20
Adjusted net income available from continuing operations to common shareholders	$24	$51	$220	$275

Diluted earnings (loss) per share from continuing operations	$(0.15)	$0.20	$0.15	$1.09
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.42)	(0.33)	(1.65)	(1.18)
Net losses on sales, consolidation and deconsolidation of facilities	—	—	(0.02)	(0.02)
Loss from early extinguishment of debt	—	—	(0.44)	(0.44)
Loss from divested and closed businesses	(0.05)	—	(0.09)	(0.05)
Tax impact of above items	0.09	0.05	0.27	0.19
Adjusted diluted earnings per share from continuing operations	$0.23	$0.48	$2.08	$2.59

Weighted average basic shares outstanding (in thousands)	104,000	104,000	104,000	104,000
Weighted average dilutive shares outstanding (in thousands)	106,000	106,000	106,000	106,000

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliation of Outlook Net Cash Provided by Operating Activities to Outlook Adjusted Free Cash Flow from Continuing Operations

(Dollars in millions)	2019
	Low	High
Net cash provided by operating activities	$1,070	$1,375
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(175)	(125)
Net cash used in operating activities from discontinued operations	(5)	—
Adjusted net cash provided by operating activities – continuing operations	1,250	1,500
Purchases of property and equipment – continuing operations	(650)	(700)
Adjusted free cash flow – continuing operations(2)	$600	$800

(1)
The Company has provided an estimate of payments that it anticipates in 2019 related to restructuring charges. The Company does not generally forecast payments related to acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(2)
The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interests, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interests.